As filed with the Securities and Exchange Commission on February 25, 1998

                                                  Registration No: 333-39375
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SmartServ Online, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                                            13-3750708
 (State or other jurisdiction                                 (IRS employer
of incorporation or organization)                         identification number)


                                One Station Place
                           Stamford, Connecticut 06902
                                 (203) 353-5950
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Sebastian E. Cassetta
                Chief Executive Officer and Chairman of the Board
                                One Station Place
                           Stamford, Connecticut 06902
                                 (203) 353-5950

   (Name, address, including zip code, telephone number, including area code, of agent for service)


                                    COPY TO:
                              Michael J. Shef, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                             New York, NY 10036-8735
                                 (212) 704-6140

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                 Proposed
                                                  maximum      Proposed
                                  Amount         aggregate      maximum         Amount of
   Title of each class of         to be          price per      aggregate      registration
securities to be registered     registered       unit (1)   offering price(1)     fee (3)
----------------------------------------------------------------------------------------------
Common Stock,
par value $0.01
    per share(2)               8,165,000(2)       $1.875       $15,309,375      $4,639.20
----------------------------------------------------------------------------------------------
Total                                                          $15,309,375      $4,639.20
==============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The Proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices reported in the Nasdaq SmallCap Market system on October 29, 1997.

(2) Issuable upon the exercise of 4,000 Prepaid Common Stock Purchase Warrants evidencing the right to purchase shares of the Company's Common Stock, par value $.01 per share (the "Prepaid Warrants"), which is estimated based upon the terms set forth in the Prepaid Warrants and, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), is subject to adjustment and could be materially greater or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, stock splits, stock dividends and similar transactions, the effect of anti-dilution provisions contained in the Prepaid Warrants and by reason of changes in the exercise price of the Prepaid Warrants in accordance with the terms thereof. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the Prepaid Warrants will be exercised.

(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the Prepaid Warrants may be exercised; (ii) the offering price of securities of the same class included in the registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                      An Exhibit Index appears on page E-1

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================


                                   PROSPECTUS

                             SMARTSERV ONLINE, INC.
                                    8,165,000
                             SHARES OF COMMON STOCK
                           (par value $0.01 per share)

This Prospectus relates to the offer and sale from time to time by the Selling Stockholders named herein (the "Selling Stockholders") of up to 8,165,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of SmartServ Online, Inc., a Delaware corporation (the "Company"). See "Selling Stockholders." The Company is not offering any shares hereunder and will not receive any of the proceeds from the sale of shares by the Selling Stockholders. All of the shares offered hereby are issuable upon exercise of outstanding Prepaid Common Stock Purchase Warrants (the "Prepaid Warrants") held by the Selling Stockholders.


The shares of Common Stock offered hereby include the resale of such presently indeterminate number of shares of Common Stock issuable upon exercise of the outstanding Prepaid Warrants issued in connection with a private placement consummated by the Company in September 1997 (the "1997 Private Placement"). The number of shares of Common Stock indicated to be issuable in connection with such transactions and offered for resale hereby is an estimate based upon the exercise terms set forth in the Prepaid Warrants and is subject to adjustment pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), and could be materially greater or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, stock splits, stock dividends and similar transactions, the effect of anti-dilution provisions contained in the Prepaid Warrants and by reason of changes in the exercise price of the Prepaid Warrants in accordance with the terms thereof. If, however, all of the Prepaid Warrants currently outstanding were exercised on February 17, 1998, based on the closing bid price of the Common Stock on the NASDAQ SmallCap Market for the 10 prior trading days ending February 17, 1998, the Company would be obligated to issue a total of 2,995,476 shares of the Common Stock, which number includes 263,339 shares issued pursuant to the exercise of certain Prepaid Warrants. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock into which the Prepaid Warrants will be exercised. See "Risk Factors" on pages 6-13 of this Prospectus.


The shares of Common Stock covered under the Registration Statement of which this Prospectus is a part may be offered for sale from time to time by or for the account of such Selling Stockholders in the open market on the NASDAQ SmallCap Market in privately negotiated transactions, in an underwritten offering or in a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares are intended to be sold through one or more broker-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of the Shares as principals may be deemed underwriting compensation under the Securities Act. See "Selling Stockholders" and "Plan of Distribution."

The Common Stock is traded on the Nasdaq SmallCap Market under the symbol "SSOL" and the Company's outstanding Redeemable Common Stock Purchase Warrants (the "Public Warrants") are traded on the Nasdaq SmallCap Market under the symbol "SSOLW". On February 17, 1998, the closing bid price of the Common Stock on the Nasdaq SmallCap Market was $1.8125 per share.


The Company's executive offices are located at One Station Place, Stamford, Connecticut 06902 and its telephone number is (203) 353-5950.



           THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A
            HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE
         WHO CANNOT AFFORD THE LOSS OF HIS OR HER ENTIRE INVESTMENT. SEE
             "RISK FACTORS" ON PAGES 6 - 13 OF THIS PROSPECTUS FOR A
                          DESCRIPTION OF RISK FACTORS.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


The Company has agreed to bear all of the reasonable expenses (other than underwriting discounts and commissions) incurred in connection with the registration of the Shares being offered for sale by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution." The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The total expenses to be paid by the Company for this offering are estimated at $28,000.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 1998

                           FORWARD-LOOKING STATEMENTS

Certain information incorporated by reference into this Prospectus includes "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), and is subject to the safe harbor created by that act. There are several important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements contained in such discussions. Additional information on the risk factors which could affect the Company's financial results is included in this Prospectus and in the Company's Annual Report for the fiscal year ended June 30, 1997 on Form 10- KSB/A and in other documents incorporated by reference herein.

                              AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the New York Regional Office of the Commission, Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Chicago Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials may also be accessed electronically on the Internet at http://www.sec.gov. The Common Stock and Public Warrants are listed on the Nasdaq SmallCap Market under the symbols "SSOL" and "SSOLW", respectively. Reports, proxy materials and other information concerning the Company can also be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, NW, Washington, DC 20006-1500.


The Company has filed with the Commission a registration statement on Form S-3, File No. 333-39377 (together with any and all amendments, the "Registration Statement") under the Securities Act with respect to the registration of the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated herein by reference. See "Incorporation of Certain Documents by Reference." For further information regarding the Company and the Shares, reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated herein by reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference: (i) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1997; (ii) the Company's Current Report on Form 8-K filed with the Commission on February 11, 1998; (iii) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1997; (iv) the Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1997; (v) the Company's Current Report on Form 8-K filed with the Commission on September 30, 1997, as amended on Form 8-K/A filed on October 13, 1997; and (vi) the description of Common Stock contained in the Company's Registration Statement on Form 8-A, filed on March 19, 1996. In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date such document is filed with the Commission.


Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement or this Prospectus.


The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to: SmartServ Online, Inc., One Station Place, Stamford, Connecticut 06902; (203) 353-5950, Attn: Thomas W. Haller, Chief Financial Officer.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this Prospectus.

To inform investors of the Company's future plans and objectives, this Prospectus (and other reports and statements issued by the Company and its officers from time to time) contain certain statements concerning the Company's future results, future performance, intentions, objectives, plans and expectations that are or may be deemed to be "forward-looking statements." The Company's ability to do this has been fostered by the Reform Act, which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company believes it is in the best interest of investors for the Company to take advantage of the "safe harbor" provisions of the Reform Act. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that, in addition to general economic and business conditions and those described in "Risk Factors" could cause the Company's actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements.

                                  THE OFFERING

Securities Registered.....................8,165,000 shares of Common Stock to be issued from time to time upon exercise
                                          of the Company's  outstanding  Prepaid
                                          Warrants.


Common Stock outstanding
     prior to the offering hereby.........3,958,339 shares of Common Stock

Common Stock outstanding
     after the offering hereby............6,690,476 shares of Common Stock (1)

Common Stock trading symbol
     on NASDAQ ...........................SSOL


------------------------------


(1) Assumes 3,825 Prepaid Warrants outstanding on February 17, 1998 are exercised at $1.40 per share of Common Stock. See "Description of Securities -- Prepaid Warrants." Does not include shares of Common Stock issuable upon exercise of other outstanding warrants or of options to purchase Common Stock. See "Risk Factors".

                                  RISK FACTORS

THIS OFFERING INVOLVES SUBSTANTIAL INVESTMENT RISK AND SHARES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING AN INVESTMENT IN THE COMPANY AND ITS BUSINESS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE.


           Net Losses; Accumulated Deficit. The Company has incurred net losses of $4,434,482 for the year ended June 30, 1997, $2,966,287 for the year ended June 30, 1996 and $1,846,183 for the year ended June 30, 1995. In addition, the Company incurred a net loss of $2,933,380 for the six-months ended December 31, 1997 and had an accumulated deficit of $12,715,250 at December 31, 1997. Losses have resulted principally from costs incurred in connection with activities aimed at developing the Company's software, information and transactional services and from costs associated with the Company's marketing and administrative activities. The Company has incurred substantial expenses and commitments, has not derived any significant revenues from operations and currently has minimal revenues from monthly subscriber fees. There can be no assurance that the Company will be able to continue operations as a going concern or develop significant revenues from operations or that its operations will become profitable. The Company expects to have fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors including, without limitation, the regulatory environment, introduction and market acceptance of the Company's services, establishing alliances with strategic marketing partners ("Strategic Marketing Partners") and competition. The Company expects to continue to incur losses at least through June 1998.


           Independent Auditor's Qualified Report. The report of the Company's independent auditors with respect to the financial statements of the Company for the year ended June 30, 1997 contains a paragraph as to the Company's ability to continue as a going concern. Among the factors cited by the auditors as raising substantial doubt as to the Company's ability to continue as a going concern is that, with respect to the periods covered, the Company incurred recurring operating losses and has a working capital deficiency. See the financial statements of the Company for the year ended June 30, 1997 and the notes thereto and the Report of Independent Auditors included therein.


           Limited Operating History; No Assurance of Development of Services. The Company was formed in August 1993. There can be no assurance that the Company's services will be successfully marketed or achieve market acceptance. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays, many of which are beyond the Company's control, frequently encountered in connection with the growth of a young business and in light of the competitive environment in which the Company is operating. There can be no assurance that the Company will successfully complete its proposed plans. Accordingly, the securities offered hereby involve a high degree of risk and purchasers should be prepared to lose their entire investment.

           Capital Requirements; Potential Unavailability of Additional Financing. The Company estimates that, without a significant increase in revenues, it has sufficient cash resources to fund its operations through April 1998. Moreover, the Company is currently seeking additional debt or equity financing to fund the cost of continuing operations subsequent to April 1998. The Company has no current commitments or arrangements for additional financing and, in the case of equity financing, the Company needs to increase the amount of authorized shares of Common Stock, which action requires stockholder approval. There can be no assurance that such stockholder approval will be obtained or, if obtained, whether any additional debt or equity financing will be available to the Company on acceptable terms, or at all. Should such financing not be available, the Company will be required to curtail its operating activities.

           Competition. The market for online information and transactional services is highly competitive and subject to rapid innovation and technological change, shifting consumer preferences and frequent new service introductions. In addition to competing with other companies that provide screen-based phones in combination with online services such as Online Resources and Communications Corporation and Intelidata Technologies, the Company also faces increasing competition from other emerging services delivered through PCs such as developing transactional services offered by Checkfree Corporation, Microsoft Corp., PC Quote, Inc., Intuit Inc., Data Broadcasting Corp., Electronic Data Systems Corp. and other software and online companies. The Company expects competition to increase from existing competitors and from new competitors, possibly including telecommunications companies. Established online information services including America Online, Inc., CompuServe Inc. and Prodigy Services Co. offer competing services delivered through home computers. Most of the Company's competitors and potential competitors have substantially greater financial, marketing and technical resources than the Company. The Company believes that potential new competitors, including large multimedia and information system companies, are increasing their focus on transaction processing. Increased competition in the market for the Company's services could materially and adversely affect the Company's results of operations through price reductions and loss of market share.


           The information content provided through the Company's software and communication architecture is generally purchased through non-exclusive distribution agreements. While the Company is not dependent on any one content provider, existing and potential competitors may enter into agreements with these and other such providers and thereby acquire the ability to deliver online information and transactional services substantially similar to those provided by the Company.

           The Company intends to continue to sell its services primarily by entering into non-exclusive agreements with potential Strategic Marketing Partners. No assurance can be given that the Company will enter into any such agreements with any such Strategic Marketing Partners on terms favorable to the Company, if at all, or that any such Strategic Marketing Partners will not enter into similar arrangements with providers of competing services. In addition, in the event the Company establishes alliances with potential Strategic Marketing Partners, such Strategic Marketing Partners will face competition from other resellers of competing services.

           The principal  competitive  factors in the online  services  industry
include  content,   product  features  and  quality,  ease  of  use,  access  to distribution channels, brand recognition, reliability and price.

           Government Regulation and Legal Uncertainty. The Company is not currently subject to direct regulation other than federal and state regulation generally applicable to businesses. However, changes in the regulatory environment relating to the telecommunications and media industry could have an adverse effect on the Company's business, including regulatory changes which directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies. Additionally, legislative proposals from international, federal and state governmental bodies in the areas of content regulation, intellectual property and privacy rights, as well as federal and state tax issues could impose additional regulations and obligations upon all online service providers. The Company cannot predict the likelihood that any such legislation will pass, or the financial impact, if any, the resulting regulation or taxation may have.

           Moreover, the applicability to online service providers of existing laws governing issues such as intellectual property ownership, libel and personal privacy is uncertain. Recent events relating to the use of online services for illegal activities have increased public focus and could lead to increased pressure on legislatures to impose regulations on online service providers such as the Company. The law relating to the liability of online service companies for information carried on or disseminated through their systems is currently unsettled and has been the subject of several recent private lawsuits. If similar actions were to be initiated against the Company, costs incurred as a result of such actions could have a material adverse effect on the Company's business.

           Proprietary   Rights;   Substantial   Dependence   Upon   Proprietary
Information; Access to Providers of Online Information and Transactional Services. The Company has designed and developed its own information platform, "SmartServ", based on Sun Microsystems, Inc. computers and Oracle Corp.'s version 7.X relational database manager, to support a variety of end user devices. The Company relies upon a combination of contract provisions and copyrights, trade secret laws and a service mark and trademark to attempt to protect its proprietary rights. The Company licenses the use of its services to its Strategic Marketing Partners and direct subscribers under agreements that contain terms and conditions prohibiting the unauthorized reproduction of the Company's software and services. Although the Company intends to protect its rights vigorously, there can be no assurance that any of the foregoing measures will be successful.


           The Company seeks to protect the source code of its software as a trade secret and as an unpublished copyrighted work. The Company has obtained an allowance of its U.S. trademark application for the mark "SmartServ Online" for the computer software used with its platform services, and expects a U.S. trademark registration for the mark to be granted in the near future. This registration will have an initial term of 10 years and be renewable indefinitely for successive 10-year terms upon filing proof of continued use of the mark. The Company has also filed an intent-to-use application to register "SmartServ Online" as a service mark for its platform services and as a trademark for related computer hardware.


           The Company believes that its service mark and trademark "SmartServ Online" has significant value and is important to the marketing of its services. There can be no absolute assurance, however, that the Company's mark does not or will not violate the proprietary rights of others, that the Company's mark would be upheld if challenged or that the Company would not be prevented from using its mark, any of which could have an adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its mark.

           The Company believes that its software, services, service mark and trademark and other proprietary rights do not infringe on the proprietary rights of third parties. From time to time, however, the Company may receive communications from third parties asserting that features or contents of certain of its services may infringe copyrights or other rights of such parties. To date, the Company has received one such communication, dated May 23, 1995, but believes that the assertion contained therein is without merit. Since the receipt of such letter, the Company has not received further correspondence. There can be no assurance, however, that the infringement claim asserted in such letter will not ultimately require the Company to enter into a royalty arrangement or result in litigation. Further, there can be no assurance that other third parties will not assert infringement claims against the Company with respect to current or future features, content or services or that any such assertion may not require the Company to enter into royalty arrangements or result in litigation.

           Strategic Marketing Alliances. The Company intends to sell its services primarily by entering into non-exclusive agreements with Strategic Marketing Partners who would brand the Company's "bundled" services with their own private label, promote the packaged offering and then distribute the Company's information package on screen-based phones, PCs, PDAs, interactive voice response systems, alpha numeric pagers and other personal communication systems ("PCS") devices to their clients for use. The Company's success will depend (i) on its ability to enter into agreements with Strategic Marketing Partners, (ii) on the ultimate success of these Strategic Marketing Partners and
(iii) on the ability of the Strategic Marketing Partners to successfully market the Company's services. The failure of the Company to complete its strategic alliance strategy or the failure of the Strategic Marketing Partners to develop and sustain a market for the Company's services would materially adversely affect the Company's overall performance.

           The information services offered by the Company are not unique and are offered by a variety of other service providers including America Online, Prodigy and CompuServe, as well as other Internet service providers. Nor are there any technical or exclusive business relationships inhibiting new competitors from entering the markets targeted by the Company.

           Although the Company views strategic marketing alliances as a major factor in the successful commercialization of its services, there can be no assurance that the Strategic Marketing Partners would view an alliance with the Company as significant to their businesses.


           Developing Market. Online information and transactional services are developing markets. Consumer preferences in developing technologies are difficult to predict. Any future growth and profitability of the Company will depend, in part, upon consumer acceptance of online information and transactional services in general and a significant expansion in the consumer market for screen-based telephones, PCs, PDAs and interactive voice response system services in particular. Screen-based telephones, PCS devices and PDAs are in the early stages of development and marketing. Even if these markets experience substantial growth, there can be no assurance that the Company's services will be commercially successful or will benefit from such growth. Even if initially successful, of which no assurance can be given, any continued development and expansion of a market for the Company's services will depend in part upon the Company's ability to create and develop additional services and adjust existing services in accordance with changing consumer preferences, all at competitive prices.

           There can be no assurance that any of the risks associated with the development of new services will not occur. The occurrence of one or more of these risks could have a material adverse effect on the Company's financial condition and operating results.


           Dependence on Key Employees. The Company is highly dependent on its executive officers and several technical employees, the loss of any of whom could have an adverse impact on the future operations of the Company. The Company believes that due to the rapid pace of innovation within its industry, factors such as the technological and creative skills of its personnel are more important in establishing and maintaining a leadership position within the industry than are any legal protections of the Company's technology. The Company is dependent on its ability to recruit, retain and motivate high quality personnel; however, competition for such personnel is intense and the inability to attract and retain additional qualified employees or the loss of current key employees could materially and adversely affect the Company's business, operating results and financial condition. Although Mr. Sebastian E. Cassetta, Chief Executive Officer, Chairman of the Board and Secretary of the Company, entered into an employment agreement with the Company, the loss of the services of Mr. Cassetta would have a material adverse effect upon the Company's business, financial condition and results of operations. The Company maintains and is the sole beneficiary of a key-person life insurance policy on the life of Mr. Cassetta in the amount of $650,000.

           At a meeting of the Board held on February 6, 1998, the Board voted to terminate the Company's employment contract with Steven T. Francesco, the Company's former President and Chief Operating Officer. Mr. Francesco's duties have been assumed by Sebastian E. Cassetta and Mario Rossi, Vice President of Operations. Previously, the Board believed the departure of Mr. Francesco would have a material adverse effect on the Company's business, financial condition and results of operations. However, the Board believes that the termination of Mr. Francesco as an officer of the Company was in the best interests of the Company and its stockholders. Prior to his termination as an officer, Mr. Francesco commenced litigation against the Company, Sebastian E. Cassetta, Bruno Guazzoni, Claudio Guazzoni, Zanett Securities, Inc. and Zanett Capital, Inc. in the Supreme Court of the State of New York, County of New York alleging, among other things, a claim for damages against the Company for breach of his employment agreement as well as a request for certain injunctive relief. Although the Company is vigorously defending this lawsuit, there can be no assurance whether it will be successful.

           Fluctuations in Operating Results. The Company may experience fluctuations in quarterly operating results due to, among other factors, the size and timing of customer subscriptions, changes in the Company's pricing policies or those of its competitors, new service introductions or enhancements by competitors, delay in the introduction of new services or service enhancements by the Company or by its competitors, customer subscription deferrals in anticipation of upgrades and new services, lack of market acceptance of new services, the timing and nature of sales and marketing expenses, development expenses, other changes in operating expenses, personnel changes and general economic conditions.


           Network Operations. The Company's operations are dependent on its ability to protect its computer equipment and the information stored in its information platform against damage by fire, power loss, telecommunications failures, unauthorized intrusion and other events. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on its business. While the Company carries property and business interruption insurance to cover its computer operations, the coverage may not be adequate to compensate for losses that may occur.

           Failure or Inability to Register Shares, Maintain Nasdaq Listing or Reserve Adequate Shares. If the Company fails or is unable to timely register any of the shares of Common Stock issuable upon exercise of the Prepaid Warrants as well as certain other warrants, or if the Company fails to maintain its listing on the NASDAQ SmallCap Market, or if the Company fails to maintain an adequate reserve of authorized but unissued shares of Common Stock, the Company will incur penalties and costs, including without limitation, possible mandatory redemption of Prepaid Warrants, pursuant to the terms and conditions of the Prepaid Warrants, such other warrants, that certain registration rights agreement among the Company and the Selling Stockholders (the "Registration Rights Agreement") and a certain other registration rights agreement. Any of these events may have a material and adverse effect on the Company.


           Request for Payment by Third Party. In accordance with the terms of an engagement letter (the "Engagement Letter") dated January 21, 1994 between the Company and Tri-Cap International (the "Finder"), the Finder agreed to act as exclusive investment banker to the Company in connection with certain financing transactions. By letter dated September 8, 1994, the Finder requested payment of a monthly retainer and expenses aggregating $6,167, the issuance of warrants to purchase 2% of the Company's fully-diluted common stock and a placement fee, all of which it alleged it was owed under the Engagement Letter. Although no further correspondence has been received by the Company from the Finder since the September 8, 1994 letter and the Company's belief that the Finder has ceased operations, no assurance can be given that the Finder, or an assignee of the Finder, will not renew the Finder's request for payment or commence litigation or that such litigation will not be successful.


           Control by Management; Possible Change of Control. The directors and officers of the Company beneficially own 2,041,645 shares of Common Stock or approximately 42.8% of the Company's outstanding shares of Common Stock. Such officers are therefore in a position to significantly influence the election of the Company's directors and thereby select the management, and direct the policies, of the Company. However, the Company and each of Messrs. Cassetta and Francesco have entered into an agreement with Zanett Capital, Inc. ("Zanett") dated September 29, 1997, as amended by letter dated February 9, 1998, which provide, among other things, that for a period of 5 years, provided there is an occurence of an event of default under the Prepaid Warrants, at the request of Zanett the Company will appoint such number of designees of Zanett to its Board of Directors so that the designees of Zanett will constitute a majority of the members of the Board of Directors of the Company. Zanett has agreed to waive its rights with respect to a certain event of default under the Prepaid Warrants which has previously occured. Further, Messrs. Cassetta and Francesco have agreed to vote their shares of Common Stock, representing approximately 30.7% of the outstanding stock of the Company, and any shares they may acquire in the future, in favor of the designees of Zanett at each Annual Meeting of Stockholders of the Company at which Directors are elected. In addition, Mr. Bruno Guazzoni, a financial consultant to the Company, has received warrants to purchase an aggregate of 3,555,555 shares of the Company's Common Stock at an exercise price of $1.125 per share, 3,055,555 of which are subject to stockholder approval as long as the Company continues its listing on the NASDAQ SmallCap Market. Subject to certain provisions with respect to the exercise of such warrants and his Prepaid Warrants, assuming no other person or entity exercises warrants and upon his exercise of same, Mr. Guazzoni will hold a majority of the Company's Common Stock and have the ability to elect directors to the Board of Directors.


           Anti-Takeover Provisions. The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") restricts the ability of stockholders to call stockholders meetings, provides that the Company's stockholders may not act by written consent or change the number of directors and classifies its Board of Directors. These provisions may have the effect of deterring or delaying certain transactions involving an actual or potential change in control of the Company, including transactions in which its stockholders might otherwise receive a premium for their shares over then current market prices and may limit the ability of its stockholders to approve transactions that they may deem to be in their best interests.

           Absence of Dividends. The Company has never paid cash dividends on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future.


           Common Stock Eligible for Future Sale. Future sales of shares of Common Stock by existing stockholders under Rule 144 of the Securities Act ("Rule 144") or through the exercise of outstanding registration rights or the issuance of shares of Common Stock upon the exercise of the Prepaid Warrants, options or other warrants could materially adversely affect the market price of the Common Stock and could materially impair the Company's future ability to raise capital through an offering of equity securities. A substantial number of shares of Common Stock are available for sale under Rule 144 in the public market or will become available for sale in the near future and no predictions can be made as to the effect, if any, that sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.

           Possible Delisting and Risk of Low-Priced Securities. The Company's Common Stock and outstanding Public Warrants are quoted on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"). To continue to be listed, NASDAQ requires satisfaction of certain maintenance criteria. These criteria include $2,000,000 of total assets and $1,000,000 in capital and surplus. By letter dated May 22, 1997, NASDAQ advised the Company that it did not then meet these criteria. At a hearing held on September 11, 1997, NASDAQ provided an extension to meet its listing requirements to September 30, 1997, the date upon which the 1997 Private Placement was consummated. The Company received net proceeds of approximately $2,643,941 from the 1997 Private Placement. Pursuant to new, more stringent requirements by NASDAQ for maintaining a continued listing on the NASDAQ SmallCap Market, on February 23, 1998 the Company is required to satisfy certain compliance tests, including, but not limited to Net Tangible Assets of $2,000,000, a Market Capitalization of $35,000,000, or Net Income of $500,000. Although the Company is not in compliance with any of these criteria, it is currently seeking financing alternatives in order to meet the continued listing requirements of NASDAQ. However, no assurance can be given that the Company will be able to comply with NASDAQ's listing requirements. If the Company is unable to satisfy NASDAQ's maintenance criteria in the future, the Common Stock and the Public Warrants may be delisted from trading on NASDAQ. If the Common Stock and the Public Warrants are delisted from trading on NASDAQ, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. and consequently an investor will likely find it more difficult to dispose of the Company's securities and the Public Warrants would no longer be redeemable. Moreover, delisting from NASDAQ would constitute an event of default under the terms of the Prepaid Warrants and Zanett would have the right to designate a majority of the Board. See "Control by Management; Possible Change of Control"


           The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ or a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

           In addition, if the Company's securities are not quoted on NASDAQ, or if the Company does not meet the other exceptions to the penny stock regulations cited above, trading in the Company's securities, including exercising warrants to purchase shares of Common Stock, would be covered by Rule 15g-9 promulgated under the Exchange Act for non- NASDAQ and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

           If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be adversely affected. In such event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.


           Effect of Issuance of Common Stock Upon Exercise of Outstanding Warrants. The Company has outstanding warrants to purchase an aggregate of up to 2,662,500 shares of Common Stock, not including the Prepaid Warrants, placement agent warrants to purchase 670,200 shares of Common Stock issued to The Zanett Securities Corporation, warrants to purchase 581,300 shares of Common Stock issued to Zanett Lombardier, Ltd., or warrants to purchase 3,555,555 shares of Common Stock issued to Mr. Bruno Guazzoni, 3,055,555 of which are subject to stockholder approval as long as the Company maintains its NASDAQ SmallCap listing, pursuant to a consulting agreement with the Company (the Prepaid
Warrants and all other outstanding warrants collectively, the "Outstanding Warrants"). Unless registered for sale, any shares of Common Stock acquired upon the exercise of any of such Outstanding Warrants would be "restricted securities" for purposes of Rule 144, subject to a one-year holding period which commences when shares are issued upon exercise of a warrant and further subject to the volume and other restrictions of Rule 144. The Company has agreed to file registration statements with the Commission relating to 14,887,500 shares of Common Stock potentially issuable upon exercise of such Outstanding Warrants and to ensure that such registration statements are kept effective. In addition, the holders of the 2,025,000 Public Warrants have demand and/or "piggyback" registration rights with respect to the shares of Common Stock issuable upon exercise of such warrants held by them and the holders of 299,485 shares of Common Stock have similar registration rights.

           The exercise of the Outstanding Warrants issued by the Company and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities depending on the timing of such sales, and may have a dilutive effect on the book value per share of Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of the Outstanding Warrants can be expected to exercise them, to the extent they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants. In addition, depending upon market conditions at the time of exercise of the Prepaid Warrants, the number of shares of Common Stock issuable upon such exercise could increase significantly in the event of a decrease in the trading price of the Common Stock. Holders of Common Stock could therefore experience significant dilution upon exercise of the Prepaid Warrants.


           Limitation  on  Liability  of Directors  for  Monetary  Damages.  The
Restated Certificate of Incorporation of the Company contains a provision limiting, to the full extent permitted by Delaware law, personal liability of the Company's directors for monetary damages for breach of fiduciary duty. By virtue of this provision, under current Delaware law, a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (i) any breach of his duty of loyalty to the Company or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he derives an improper personal benefit.

                                 USE OF PROCEEDS

The proceeds from the sale of the shares of Common Stock issuable upon exercise of the Prepaid Warrants offered hereby are solely for the account of the Selling Stockholders. Accordingly, although the Company received net proceeds of approximately $2,643,941 in the 1997 Private Placement, the Company will receive none of the proceeds from sales of the Common Stock.

                              SELLING STOCKHOLDERS

The Shares being offered for resale by the Selling Stockholders were acquired in connection with the 1997 Private Placement and consist of the shares of Common Stock issuable upon exercise of the Prepaid Warrants. In connection with the 1997 Private Placement, the Company granted the Selling Stockholders certain registration rights pursuant to which the Company agreed to keep the Registration Statement, of which this Prospectus is a part, effective until the earlier of: (i) date that all of such Shares have been sold pursuant to the Registration Statement and (ii) the date on which all of the Shares may be immediately sold to the public without registration pursuant to Rule 144(k) under the Securities Act or any successor provision. The Company and the Selling Stockholders have agreed to indemnify each other against certain expenses, claims, losses, damages and liabilities (or action in respect thereof). The Company has agreed to pay its expenses of registering the Shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and its own counsel fees.


     The following table sets forth the name of each Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling Stockholder as of February 17, 1998 and the number of Shares being offered by each Selling Stockholder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the shares for resale from time to time. However, such resale is subject to a lock-up, on a pro rata basis, of one-third of the shares of Common Stock issued to such Selling Stockholders upon exercise of the Prepaid Warrants for 60, 90 and 120 days, respectively, following the effectiveness of the registration statement, of which this Prospectus forms a part. Such Selling Stockholders are under no obligation to sell all or any portion of such Shares. All information with respect to share ownership has been furnished by the Selling Stockholders. Because the Selling Stockholders may sell all or part of their Shares, no estimates can be given as to the number of shares of Common Stock that will be held by any Selling Stockholder upon termination of any offering made hereby. See "Plan of Distribution."


Pursuant to Rule 416 under the Securities Act, Selling Stockholders may also offer and sell shares of Common Stock issued with respect to the Prepaid Warrants as a result of stock splits, stock dividends or similar transactions, the effect of anti- dilution provisions contained in the Prepaid Warrants and by reason of changes in the exercise price of the Prepaid Warrants in accordance with the terms thereof. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the Prepaid Warrants will be exercised.

                                                                          Shares of Common
                                                                            Stock Owned
                                                                          after Offering (2)
                                                                         -------------------
                                     Shares of
                                    Common Stock
                                    Beneficially         Shares of
                                    Owned as of        Common Stock
Selling Stockholder (3)           02/17/98 (1)(3)    to be Sold (1)(2)   Number (2)  Percent
-----------------------           ----------------   -----------------   ----------  -------
Optimum Fund                          357,142             357,142            0         *
ProFutures Special Equities
Fund, L.P.                            357,142             357,142            0         *
American High Growth Equities
Retirement Trust                      107,142             107,142            0         *
William G. Spears                      71,428              71,428            0         *
Dr. William McGuire                    71,428              71,428            0         *
Samuel L. Milbank                      35,714              35,714            0         *
Arnhold and S. Bleichroeder, Inc.     403,422             403,422            0         *
Zanett Lombardier, Ltd.               785,714             785,714            0         *
Emral Holdings                        214,285             214,285            0         *
Steven B. Rosner                      145,631             145,631            0         *
Joseph Habert                          40,000              40,000            0         *
Bruno Guazzoni                        406,428             406,428            0         *
                                    ---------           ---------           -------
     Total                          2,995,476           2,995,476            0         *


* Less than 1%
-----------------


(1) As of February 17, 1998, Arnhold and S. Bleichroeder, Inc. has exercised 100 of its Prepaid Warrants into 117,708 Shares at an exercise price of $0.85 per share. As of February 17, 1998, Steven B. Rosner has exercised 75 of his Prepaid Warrants into 145,631 Shares at an exercise price of $0.515 per share. Assumes that all of the other Selling Stockholders will convert all of their Prepaid Warrants into Common Stock at a price of $1.40 per share and eliminates any fractional shares. Pursuant to the terms of each Prepaid Warrant, the Selling Stockholders may convert each Prepaid Warrant into such number of shares of Common Stock as is determined by dividing $1,000 by the lesser of (i) 70% (less 1% for each 60 day period following September 30, 1997) of the average closing bid price on the NASDAQ SmallCap Market for the ten trading days prior to the date of exercise or (ii) $1.40.
(2) Assumes that each of the Selling Stockholders sells all of the shares of Common Stock offered hereby during the effective period of the Registration Statement. The actual number of shares of Common Stock offered hereby is subject to change and could be materially greater or less than the estimated amount indicated, depending upon a number of factors, including, but not limited to, (i) the average closing bid price of the Common Stock for the ten trading days prior to the date of exercise, (ii) whether any of the Prepaid Warrants have been redeemed and (iii) whether the number of shares of the Common Stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or other adjustment.
(3) Except under certain circumstances, none of the Selling Stockholders is entitled to exercise the Prepaid Warrants to the extent that such exercise would cause the Selling Stockholder to beneficially own more than 4.99% of the total outstanding Common Stock of the Company. Therefore, the number of shares set forth herein and which a Selling Stockholder may sell pursuant to this Prospectus may exceed the number of shares such Selling Stockholder may beneficially own as determined pursuant to Section 13(d) of the Exchange Act. Does not include warrants to purchase 581,300 shares of the Company's Common Stock issued to Zanett Lombardier, Ltd and warrants to purchase 3,555,555 shares of the Company's Common Stock issued to Bruno Guazzoni, 3,055,555 of which are subject to stockholder approval as long as the Company maintains its NASDAQ SmallCap listing.

           Zanett Lombardier, Ltd. received warrants to purchase 581,300 shares of the Common Stock in connection with a certain Line of Credit Agreement with the Company dated as of May 29, 1997, as amended. Messr. Bruno Guazzoni received warrants to purchase 3,555,555 shares of the Common Stock, 3,055,555 of which are subject to stockholder approval as long as the Company maintains its NASDAQ SamllCap listing, in connection with a certain Consulting Agreement entered into with the Company dated September 29, 1997, as amended by letter dated February 9, 1998. Except as stated herein, none of such Selling Stockholders is affiliated with the Company or has had any material relationship with the Company within the past three years.


                            DESCRIPTION OF SECURITIES

GENERAL


The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, par value $.01 per share. As of the date hereof, 3,958,339 shares of Common Stock are issued and outstanding. The Company currently has reserved 11,041,661 shares of Common Stock for issuance pursuant to outstanding options and warrants.


COMMON STOCK

The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Company's Restated Certificate of Incorporation and By-Laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of Common Stock have no preemptive, conversion or redemption rights. All of the outstanding shares of Common Stock are fully-paid and nonassessable.

PREPAID WARRANTS

On  September  30,  1997,  SmartServ  Online,  Inc.,  a  Delaware   corporation,
consummated the sale of $4,000,000 of Prepaid Warrants of the Company at a purchase price of $1,000 per warrant in a private placement exempted from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder.

The Prepaid Warrants are exercisable for shares of the Company's common stock, par value $0.01 per share. Prepaid Warrants may be exercised at any time after the earlier of the date on which a registration statement has been declared effective by the Commission or 90 days after their date of issuance. The Prepaid Warrants expire on September 29, 2000. One-third of the shares of Common Stock issued upon exercise of the Prepaid Warrants will be locked up on a pro rata basis for 60, 90 and 120 days, respectively, following the effectiveness of the registration statement. The initial exercise price of the Prepaid Warrants will be the lesser of (i) 70% of the average closing bid price of the Common Stock as reported on the Nasdaq SmallCap Market for the 10 trading days ending on the day prior to the date of exercise or (ii) $1.40 per share. The exercise price percentage shall be reduced by an additional 1% on the 60th day following the date of original issue of the Prepaid Warrants and by an additional 1% for each 60 day period thereafter that the Prepaid Warrants remain unexercised. In no event will the exercise price exceed $1.40.

Redemption Provision

At the option of the holders of the Prepaid Warrants, if the Company fails to maintain an adequate reserve of authorized but unissued shares of Common Stock, the Company may be required to redeem for cash a certain amount of the Prepaid Warrant.

Voting, Dividends, Liquidation

The holders of Prepaid Warrants have no right to vote on matters submitted to the stockholders of the Company, have no right to receive dividends and are not entitled to share in the assets of the Company in the event of liquidation, dissolution or winding up of the Company's affairs.


                    DELAWARE BUSINESS COMBINATION PROVISIONS

Subject to certain exceptions, Section 203 of the General Corporation Law of the State of Delaware (the "GCL") prohibits a publicly held Delaware corporation from engaging in any "business combination" with an "interested stockholder" for a three-year period following the date on which such person became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" when used in reference to any corporation and any interested stockholder of such corporation includes a merger, asset sale or other transaction which results in a financial benefit to the interested stockholder. An "interested stockholder" is essentially a person who, either alone or together with affiliates and associates of the corporation, owns (or within the past three years has owned) 15% or more of the corporation's voting stock. It is anticipated that the provisions of Section 203 of the GCL may encourage any person interested in acquiring the Company to negotiate in advance with the Board since the stockholder approval requirement would be avoided if a majority of the Company's directors then in office approved either the business combination or the transaction that resulted in such person becoming an interested stockholder. The Board approved the transaction whereby the Prepaid Warrants were issued.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the GCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Restated Certificate of Incorporation of the Company provides in effect for the elimination of the liability of directors to the extent permitted by the GCL.

Section 145 of the GCL  provides,  in summary,  that  directors  and officers of
Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Company's By-laws entitle officers and directors of the Company to indemnification to the fullest extent permitted by the GCL.

The Company maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              PLAN OF DISTRIBUTION

The Shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the Shares may be effected in one or more of the following methods: (i) ordinary brokers transactions, which may include long or short sales, (ii) transactions involving cross or block trades or otherwise on the NASDAQ SmallCap Market, (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus, (iv) "at the market" to or through market makers or into an existing market for the Common Stock, (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
(vi) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or (vii) any combination of the foregoing, or by any other legally available means. In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the Shares, which Shares may be resold thereafter pursuant to this Prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Company nor any Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.


Except for the net proceeds received from the sale of the Prepaid Warrants, the Company will not received any proceeds from the sale of the Shares pursuant to this Prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be $28,000.


The Company has informed the Selling Stockholders that certain anti-manipulative rules contained in Regulation M under the Exchange Act may apply to their sales in the market and has furnished each Selling Stockholder with a copy of such rules and has informed them of the need for delivery of copies of this Prospectus.

Selling Stockholders may also use Rule 144 under the Securities Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for the Common Stock is Continental Stock Transfer & Trust Company , Two Broadway, New York, New York 10004; its telephone number is (212) 509-4000.

                                  LEGAL MATTERS

The validity of the Shares of Common Stock offered hereby has been passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036-8735; its telephone number is (212) 704-6000.

                                     EXPERTS

The financial statements of SmartServ Online, Inc. appearing in the Company's Annual Report on Form 10-KSB/A for the year ended June 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern) included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.



                                ----------------



                                TABLE OF CONTENTS                           PAGE
-------------------------------------------------------------------------   ----


Forward Looking Statements.................................................   3
Available Information .....................................................   3
Incorporation of Certain Documents by Reference ...........................   4
Prospectus Summary.........................................................   5
Risk Factors ..............................................................   6
Use of Proceeds ...........................................................  14
Selling Stockholders ......................................................  14
Description of Securities .................................................  16
Delaware Business Combination Provisions...................................  17
Indemnification of Directors and Officers..................................  17
Plan of Distribution.......................................................  18
Legal Matters .............................................................  19
Experts ...................................................................  19



--------------------------------------------------------------------------------




                                    8,165,000
                             SHARES OF COMMON STOCK
                            Par Value $0.01 per Share
                         (Issuable upon the exercise of
                     Prepaid Common Stock Purchase Warrants)

                             SMARTSERV ONLINE, INC.


                                 --------------

                                   PROSPECTUS

                                 --------------



                                February __, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions. Except for the Securities and Exchange Commission registration fee, all amounts are estimates.



SEC Registration Fee                                     $ 4,639.20
Legal Fees and Expenses                                   10,000.00
Accounting Fees and Expenses                              10,000.00
Miscellaneous Expenses                                     3,360.80
                                                         ----------
    Total                                                $28,000.00
                                                         ==========


All of the costs identified above will be paid by the Company.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the GCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Restated Certificate of Incorporation of the Company provides in effect for the elimination of the liability of directors to the extent permitted by the GCL.

Section 145 of the GCL  provides,  in summary,  that  directors  and officers of
Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Company's By-laws entitle officers and directors of the Company to indemnification to the fullest extent permitted by the GCL.

The Company maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act.

See Item 17 of this Registration Statement regarding the opinion of the Commission with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS.


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------  -----------------------------------------------------------------------

4.1      Amended and Restated Certificate of Incorporation of the Company
4.2      By-Laws of the Company
4.3      Form of Prepaid Warrant dated September 29, 1997
4.4      Form of Registration Rights Agreement dated September 29, 1997
5.1      Opinion of Parker Chapin Flattau & Klimpl, LLP
23.1     Consent of Parker Chapin Flattau & Klimpl, LLP
          (included in Exhibit 5.1)
23.2     Consent of Ernst & Young LLP
24.1 Powers of Attorney of certain directors and officers of the Company (included as part of Signature Pages)


ITEM 17. UNDERTAKINGS.

The Company hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 25, 1998.

                                              SMARTSERV ONLINE, INC.


                                              By:  /s/ Sebastian E. Cassetta
                                                 ------------------------------
                                                   Sebastian E. Cassetta
                                                   Chief Executive Officer and
                                                   Chairman of the Board

                               POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                     Title                          Date
        ---------                     -----                          ----

/s/ Sebastian E. Cassetta     Chief Executive Officer,         February 25, 1998
----------------------------- Chairman of the Board,
Sebastian E. Cassetta         Secretary and Director


              *               Director                         February 25, 1998
-----------------------------
Steven T. Francesco



/s/ Thomas W. Haller          Vice President, Treasurer        February 25, 1998
----------------------------- and Chief Financial Officer
Thomas W. Haller



              *               Director                         February 25, 1998
-----------------------------
Catherine Cassel Talmadge



              *               Director                         February 25, 1998
-----------------------------
L. Scott Perry



/s/ Claudio Guazzoni          Director                         February 25, 1998
-----------------------------
Claudio Guazzoni



                              Director                         February __, 1998
-----------------------------
Robert H. Steele



/s/ Mario F. Rossi            Director                         February 25, 1998
-----------------------------
Mario F. Rossi




*By: /s/ Sebastian E. Cassetta
     -------------------------
     Sebastian E. Cassetta
     Attorney-in-fact

                                  EXHIBIT INDEX



EXHIBIT                                                            SEQUENTIAL
  NO.                        DESCRIPTION OF EXHIBIT               PAGE NO./REF.
-------  -------------------------------------------------------  -------------

4.1      Amended and Restated Certificate of Incorporation
          of the Company                                               (A)
4.2      By-Laws of the Company                                        (A)
4.3      Form of Registration Rights Agreement dated
          September 29, 1997                                           (B)
4.4      Form of Prepaid Warrant dated September 29, 1997              (B)
5.1      Opinion of Parker Chapin Flattau & Klimpl, LLP                E-2
23.1     Consent of Parker Chapin Flattau & Klimpl, LLP
          (included in Exhibit 5.1)                                    E-2
23.2     Consent of Ernst & Young LLP                                  E-3
24.1     Powers of Attorney of certain directors and officers
          of the Company                                               (C)



(A) Incorporated herein by reference to the Company's Registration Statement on Form SB-2 (file number 33-114) filed with the Commission on January 5, 1996.

(B) Incorporated herein by reference to the Company's Form 8-K/A (file number 000-28008) filed with the Commission on October 14, 1997.

(C)  Included as part of the signature page on page II-5 of this filing.





                                       E-1